Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 27, 2008, and	Registration No. 333-145845
the Prospectus Supplement dated August 27, 2008)
December 15, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: December 24, 2008

•	Initial valuation date: December 19, 2008

•	Final valuation date: March 19, 2009

•	Maturity date: March 24, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	TBD	FWP-7	AAPL	TBD	19.000%	70.0%	TBD	TBD	TBD	TBD	E-2879	06738QYL6 / US06738QYL66
ASML Holding N.V.	TBD	FWP-9	ASML	TBD	20.000%	55.0%	TBD	TBD	TBD	TBD	E-2880	06738QYV4/ US06738QYV49
ConocoPhillips	TBD	FWP-11	COP	TBD	15.000%	65.0%	TBD	TBD	TBD	TBD	E-2881	06738QYR3/ US06738QYR37
Deere & Company	TBD	FWP-13	DE	TBD	14.000%	60.0%	TBD	TBD	TBD	TBD	E-2882	06738QYQ5/ US06738QYQ53
The Walt Disney Company	TBD	FWP-15	DIS	TBD	13.500%	65.0%	TBD	TBD	TBD	TBD	E-2883	06738QYM4 / US06738QYM40
Lowe’s Companies, Inc.	TBD	FWP-17	LOW	TBD	12.000%	60.0%	TBD	TBD	TBD	TBD	E-2884	06738QYT9 / US06738QYT92
Monsanto Company	TBD	FWP-19	MON	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2885	06738QYN2 / US06738QYN23
Merck & Co., Inc.	TBD	FWP-21	MRK	TBD	12.000%	70.0%	TBD	TBD	TBD	TBD	E-2886	06738QYU6/ US06738QYU65
Microsoft Corporation	TBD	FWP-23	MSFT	TBD	14.500%	70.0%	TBD	TBD	TBD	TBD	E-2887	06738QYP7/ US06738QYP70
Sara Lee Corporation	TBD	FWP-25	SLE	TBD	19.000%	70.0%	TBD	TBD	TBD	TBD	E-2888	06738QYS1/ US06738QYS10

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) design, manufacture, and market personal computers, portable digital music players, and mobile communication devices and sell a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers.

At the end of fiscal 2008, the Company had opened a total of 247 retail stores, including 205 stores in the U.S. and a total of 42 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 12, 2008	$116.40	$79.16	$98.27

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $98.27

Protection level: 70.00%

Protection price: $68.79

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.176046

Coupon: 19.00% per annum

Maturity: March 24, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.83

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.750%		100.00%
+ 90%	4.750%		90.00%
+ 80%	4.750%		80.00%
+ 70%	4.750%		70.00%
+ 60%	4.750%		60.00%
+ 50%	4.750%		50.00%
+ 40%	4.750%		40.00%
+ 30%	4.750%		30.00%
+ 20%	4.750%		20.00%
+ 10%	4.750%		10.00%
+ 5%	4.750%		5.00%

0%	4.750%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.750%	-0.25%	-5.00%
- 10%	4.750%	-5.25%	-10.00%
- 20%	4.750%	-15.25%	-20.00%
- 30%	4.750%	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

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ASML Holding N.V.

According to publicly available information, ASML Holding N.V. (the “Company”) is a provider of advanced technology systems for the semiconductor industry. The Company offers an integrated portfolio of lithography systems mainly for manufacturing complex integrated circuits. The Company supplies lithography systems to integrated circuits manufacturers throughout the United States, Asia and Europe. As of December 31, 2007 the Company employed approximately 6,500 employees and operated in 16 countries through over 63 sales and service locations.

The linked share’s SEC file number is 001-33463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$12.48	$5.08	$8.58
March 31, 2003	$10.01	$6.27	$6.75
June 30, 2003	$11.36	$6.75	$9.82
September 30, 2003	$17.38	$9.81	$13.48
December 31, 2003	$20.94	$13.53	$20.59
March 31, 2004	$23.28	$16.60	$18.82
June 30, 2004	$20.00	$15.30	$17.57
September 30, 2004	$17.72	$12.66	$13.22
December 31, 2004	$17.30	$12.84	$16.34
March 31, 2005	$19.35	$14.85	$17.22
June 30, 2005	$17.50	$14.38	$16.08
September 30, 2005	$18.62	$15.87	$16.95
December 30, 2005	$20.85	$16.69	$20.62
March 31, 2006	$24.27	$19.87	$20.92
June 30, 2006	$23.12	$18.80	$20.76
September 29, 2006	$24.10	$18.76	$23.90
December 29, 2006	$26.60	$22.62	$25.29
March 30, 2007	$27.28	$23.27	$25.41
June 29, 2007	$28.85	$24.99	$28.19
September 28, 2007	$34.15	$26.58	$33.74
December 31, 2007	$35.96	$30.55	$31.29
March 31, 2008	$31.42	$21.85	$24.81
June 30, 2008	$30.39	$23.86	$24.40
September 30, 2008	$25.31	$16.14	$17.61
December 12, 2008	$19.07	$12.64	$16.44

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ASML

Initial price: $16.44

Protection level: 55.00%

Protection price: $9.04

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.827251

Coupon: 20.00% per annum

Maturity: March 24, 2009

Dividend yield: 2.36% per annum

Coupon amount monthly: $16.67

FWP-8

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.000%		100.59%
+ 90%	5.000%		90.59%
+ 80%	5.000%		80.59%
+ 70%	5.000%		70.59%
+ 60%	5.000%		60.59%
+ 50%	5.000%		50.59%
+ 40%	5.000%		40.59%
+ 30%	5.000%		30.59%
+ 20%	5.000%		20.59%
+ 10%	5.000%		10.59%
+ 5%	5.000%		5.59%

0%	5.000%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.000%	0.00%	-4.41%
- 10%	5.000%	-5.00%	-9.41%
- 20%	5.000%	-15.00%	-19.41%
- 30%	5.000%	-25.00%	-29.41%
- 40%	5.000%	-35.00%	-39.41%
- 50%	N/A	-45.00%	-49.41%
- 60%	N/A	-55.00%	-59.41%
- 70%	N/A	-65.00%	-69.41%
- 80%	N/A	-75.00%	-79.41%
- 90%	N/A	-85.00%	-89.41%
- 100%	N/A	-95.00%	-99.41%

FWP-9

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
September 30, 2008	$94.65	$67.31	$73.25
December 12, 2008	$72.06	$41.34	$51.39

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $51.39

Protection level: 65.00%

Protection price: $33.40

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.459039

Coupon: 15.00% per annum

Maturity: March 24, 2009

Dividend yield: 3.64% per annum

Coupon amount monthly: $12.50

FWP-10

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.750%		100.91%
+ 90%	3.750%		90.91%
+ 80%	3.750%		80.91%
+ 70%	3.750%		70.91%
+ 60%	3.750%		60.91%
+ 50%	3.750%		50.91%
+ 40%	3.750%		40.91%
+ 30%	3.750%		30.91%
+ 20%	3.750%		20.91%
+ 10%	3.750%		10.91%
+ 5%	3.750%		5.91%

0%	3.750%		0.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.750%	-1.25%	-4.09%
- 10%	3.750%	-6.25%	-9.09%
- 20%	3.750%	-16.25%	-19.09%
- 30%	3.750%	-26.25%	-29.09%
- 40%	N/A	-36.25%	-39.09%
- 50%	N/A	-46.25%	-49.09%
- 60%	N/A	-56.25%	-59.09%
- 70%	N/A	-66.25%	-69.09%
- 80%	N/A	-76.25%	-79.09%
- 90%	N/A	-86.25%	-89.09%
- 100%	N/A	-96.25%	-99.09%

FWP-11

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 12, 2008	$49.00	$28.55	$36.86

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $36.86

Protection level: 60.00%

Protection price: $22.12

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.129680

Coupon: 14.00% per annum

Maturity: March 24, 2009

Dividend yield: 2.93% per annum

Coupon amount monthly: $11.67

FWP-12

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.500%		100.73%
+ 90%	3.500%		90.73%
+ 80%	3.500%		80.73%
+ 70%	3.500%		70.73%
+ 60%	3.500%		60.73%
+ 50%	3.500%		50.73%
+ 40%	3.500%		40.73%
+ 30%	3.500%		30.73%
+ 20%	3.500%		20.73%
+ 10%	3.500%		10.73%
+ 5%	3.500%		5.73%

0%	3.500%		0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.500%	-1.50%	-4.27%
- 10%	3.500%	-6.50%	-9.27%
- 20%	3.500%	-16.50%	-19.27%
- 30%	3.500%	-26.50%	-29.27%
- 40%	3.500%	-36.50%	-39.27%
- 50%	N/A	-46.50%	-49.27%
- 60%	N/A	-56.50%	-59.27%
- 70%	N/A	-66.50%	-69.27%
- 80%	N/A	-76.50%	-79.27%
- 90%	N/A	-86.50%	-89.27%
- 100%	N/A	-96.50%	-99.27%

FWP-13

The Walt Disney Company

According to publicly available information, The Walt Disney Company (the “Company”) together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks, Parks and Resorts, Studio Entertainment, and Consumer Products.

The Company operates the ABC Television Network, which as of September 29, 2007 had 233 affiliated stations operating under affiliation agreements and reached 99% of all U.S. television households. The ABC Television Network broadcasts programs in the following “dayparts”: early morning, daytime, primetime, late night, news, children, and sports. The Company owns nine very high frequency (VHF) television stations, six of which are located in the top-ten markets in the United States, and one ultra-high frequency (UHF) television station. All of the Company’s television stations are affiliated with the ABC Television Network, transmit both analog and digital signals, and collectively reach 23% of the nation’s television households.

The Company owns and operates the Walt Disney World Resort in Florida, the Disneyland Resort in California, the Disney Vacation Club, the Disney Cruise Line, Adventures by Disney, and ESPN Zone. The Company manages and has effective ownership interests of 51% and 43%, respectively, in Disneyland Resort Paris and Hong Kong Disneyland Resort. The Company also licenses the operations of the Tokyo Disney Resort in Japan. The Company’s Walt Disney Imagineering unit designs and develops new theme park concepts and attractions as well as resort properties.

The Studio Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video programming, musical recordings, and live-stage plays. The Company distributes produced and acquired films in the theatrical, home entertainment and television markets.

The Consumer Products segment engages with licensees, manufacturers, publishers and retailers throughout the world to design, develop, publish, promote and sell a wide variety of products based on existing and new Disney characters and other Company intellectual property.

The linked share’s SEC file number is 1-11605.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$19.97	$13.72	$16.09
March 31, 2003	$18.49	$14.64	$16.79
June 30, 2003	$21.26	$16.72	$19.49
September 30, 2003	$22.44	$19.14	$19.90
December 31, 2003	$23.44	$20.09	$23.02
March 31, 2004	$28.03	$22.60	$24.66
June 30, 2004	$26.30	$21.51	$25.15
September 30, 2004	$25.16	$20.60	$22.25
December 31, 2004	$27.66	$22.22	$27.43
March 31, 2005	$29.59	$26.70	$28.35
June 30, 2005	$28.51	$24.80	$24.85
September 30, 2005	$26.13	$22.60	$23.81
December 30, 2005	$25.84	$22.59	$23.65
March 31, 2006	$28.47	$23.66	$27.52
June 30, 2006	$30.61	$26.39	$29.60
September 29, 2006	$31.03	$27.78	$30.50
December 29, 2006	$34.43	$30.00	$33.81
March 30, 2007	$35.57	$32.22	$33.97
June 29, 2007	$36.30	$33.00	$34.14
September 28, 2007	$35.38	$31.25	$34.39
December 31, 2007	$35.69	$30.68	$32.28
March 31, 2008	$33.23	$26.75	$31.38
June 30, 2008	$35.02	$29.58	$31.20
September 30, 2008	$34.85	$28.55	$30.69
December 12, 2008	$31.06	$18.60	$22.61

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DIS

Initial price: $22.61

Protection level: 65.00%

Protection price: $14.70

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.228218

Coupon: 13.50% per annum

Maturity: March 24, 2009

Dividend yield: 1.55% per annum

Coupon amount monthly: $11.25

FWP-14

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.375%		100.39%
+ 90%	3.375%		90.39%
+ 80%	3.375%		80.39%
+ 70%	3.375%		70.39%
+ 60%	3.375%		60.39%
+ 50%	3.375%		50.39%
+ 40%	3.375%		40.39%
+ 30%	3.375%		30.39%
+ 20%	3.375%		20.39%
+ 10%	3.375%		10.39%
+ 5%	3.375%		5.39%

0%	3.375%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.375%	-1.63%	-4.61%
- 10%	3.375%	-6.63%	-9.61%
- 20%	3.375%	-16.63%	-19.61%
- 30%	3.375%	-26.63%	-29.61%
- 40%	N/A	-36.63%	-39.61%
- 50%	N/A	-46.63%	-49.61%
- 60%	N/A	-56.63%	-59.61%
- 70%	N/A	-66.63%	-69.61%
- 80%	N/A	-76.63%	-79.61%
- 90%	N/A	-86.63%	-89.61%
- 100%	N/A	-96.63%	-99.61%

FWP-15

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,534 stores in 50 states, with 174 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$22.40	$18.24	$18.75
March 31, 2003	$21.33	$16.69	$20.41
June 30, 2003	$23.21	$19.15	$21.47
September 30, 2003	$27.95	$20.90	$25.95
December 31, 2003	$30.21	$26.00	$27.69
March 31, 2004	$29.32	$25.38	$28.06
June 30, 2004	$28.12	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 30, 2008	$28.48	$18.00	$23.69
December 12, 2008	$23.73	$15.76	$21.99

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $21.99

Protection level: 60.00%

Protection price: $13.19

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.475216

Coupon: 12.00% per annum

Maturity: March 24, 2009

Dividend yield: 1.52% per annum

Coupon amount monthly: $10.00

FWP-16

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.000%		100.38%
+ 90%	3.000%		90.38%
+ 80%	3.000%		80.38%
+ 70%	3.000%		70.38%
+ 60%	3.000%		60.38%
+ 50%	3.000%		50.38%
+ 40%	3.000%		40.38%
+ 30%	3.000%		30.38%
+ 20%	3.000%		20.38%
+ 10%	3.000%		10.38%
+ 5%	3.000%		5.38%

0%	3.000%		0.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.000%	-2.00%	-4.62%
- 10%	3.000%	-7.00%	-9.62%
- 20%	3.000%	-17.00%	-19.62%
- 30%	3.000%	-27.00%	-29.62%
- 40%	3.000%	-37.00%	-39.62%
- 50%	N/A	-47.00%	-49.62%
- 60%	N/A	-57.00%	-59.62%
- 70%	N/A	-67.00%	-69.62%
- 80%	N/A	-77.00%	-79.62%
- 90%	N/A	-87.00%	-89.62%
- 100%	N/A	-97.00%	-99.62%

FWP-17

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Deltapine, Seminis, and De Ruiter and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 30, 2008	$126.90	$92.74	$98.98
December 12, 2008	$100.69	$63.47	$69.73

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $69.73

Protection level: 60.00%

Protection price: $41.84

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.341030

Coupon: 20.00% per annum

Maturity: March 24, 2009

Dividend yield: 1.17% per annum

Coupon amount monthly: $16.67

FWP-18

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.000%		100.29%
+ 90%	5.000%		90.29%
+ 80%	5.000%		80.29%
+ 70%	5.000%		70.29%
+ 60%	5.000%		60.29%
+ 50%	5.000%		50.29%
+ 40%	5.000%		40.29%
+ 30%	5.000%		30.29%
+ 20%	5.000%		20.29%
+ 10%	5.000%		10.29%
+ 5%	5.000%		5.29%

0%	5.000%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.000%	0.00%	-4.71%
- 10%	5.000%	-5.00%	-9.71%
- 20%	5.000%	-15.00%	-19.71%
- 30%	5.000%	-25.00%	-29.71%
- 40%	5.000%	-35.00%	-39.71%
- 50%	N/A	-45.00%	-49.71%
- 60%	N/A	-55.00%	-59.71%
- 70%	N/A	-65.00%	-69.71%
- 80%	N/A	-75.00%	-79.71%
- 90%	N/A	-85.00%	-89.71%
- 100%	N/A	-95.00%	-99.71%

FWP-19

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 28, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
September 30, 2008	$38.90	$30.34	$31.56
December 12, 2008	$32.44	$22.82	$27.04

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $27.04

Protection level: 70.00%

Protection price: $18.93

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.982249

Coupon: 12.00% per annum

Maturity: March 24, 2009

Dividend yield: 5.73% per annum

Coupon amount monthly: $10.00

FWP-20

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.000%		101.43%
+ 90%	3.000%		91.43%
+ 80%	3.000%		81.43%
+ 70%	3.000%		71.43%
+ 60%	3.000%		61.43%
+ 50%	3.000%		51.43%
+ 40%	3.000%		41.43%
+ 30%	3.000%		31.43%
+ 20%	3.000%		21.43%
+ 10%	3.000%		11.43%
+ 5%	3.000%		6.43%

0%	3.000%		1.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.000%	-2.00%	-3.57%
- 10%	3.000%	-7.00%	-8.57%
- 20%	3.000%	-17.00%	-18.57%
- 30%	3.000%	-27.00%	-28.57%
- 40%	N/A	-37.00%	-38.57%
- 50%	N/A	-47.00%	-48.57%
- 60%	N/A	-57.00%	-58.57%
- 70%	N/A	-67.00%	-68.57%
- 80%	N/A	-77.00%	-78.57%
- 90%	N/A	-87.00%	-88.57%
- 100%	N/A	-97.00%	-98.57%

FWP-21

Microsoft Corporation

According to publicly available information, Microsoft Corporation (the “Company”) develops and markets software, services, and solutions. The Company does business throughout the world and has offices in more than 100 countries. The Company generates revenue by developing, manufacturing, licensing, and supporting a wide range of software products for many computing devices. Its software products include operating systems for servers, personal computers, and intelligent devices; server applications for distributed computing environments; information worker productivity applications; business solution applications; high-performance computing applications, and software development tools. The Company provides consulting and product support services. The Company also researches and develops advanced technologies for future software products.

The linked share’s SEC file number is 000-14278.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$26.53	$18.90	$23.26
March 31, 2003	$25.79	$20.29	$21.79
June 30, 2003	$24.27	$21.24	$23.05
September 30, 2003	$26.97	$22.72	$25.01
December 31, 2003	$26.51	$22.35	$24.78
March 31, 2004	$25.94	$21.61	$22.47
June 30, 2004	$25.92	$22.36	$25.70
September 30, 2004	$26.91	$24.06	$24.88
December 31, 2004	$27.50	$24.68	$26.71
March 31, 2005	$27.10	$23.82	$24.17
June 30, 2005	$26.09	$23.94	$24.84
September 30, 2005	$27.94	$24.50	$25.73
December 30, 2005	$28.25	$24.25	$26.15
March 31, 2006	$28.38	$26.10	$27.21
June 30, 2006	$27.94	$21.46	$23.30
September 29, 2006	$27.50	$22.23	$27.33
December 29, 2006	$30.26	$27.15	$29.86
March 30, 2007	$31.48	$26.71	$27.87
June 29, 2007	$31.16	$27.56	$29.47
September 28, 2007	$31.84	$27.51	$29.46
December 31, 2007	$37.49	$29.29	$35.60
March 31, 2008	$35.96	$26.87	$28.38
June 30, 2008	$32.10	$27.11	$27.51
September 30, 2008	$28.50	$24.01	$26.69
December 12, 2008	$27.47	$17.50	$19.36

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MSFT

Initial price: $19.36

Protection level: 70.00%

Protection price: $13.55

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.652893

Coupon: 14.50% per annum

Maturity: March 24, 2009

Dividend yield: 2.43% per annum

Coupon amount monthly: $12.08

FWP-22

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.625%		100.61%
+ 90%	3.625%		90.61%
+ 80%	3.625%		80.61%
+ 70%	3.625%		70.61%
+ 60%	3.625%		60.61%
+ 50%	3.625%		50.61%
+ 40%	3.625%		40.61%
+ 30%	3.625%		30.61%
+ 20%	3.625%		20.61%
+ 10%	3.625%		10.61%
+ 5%	3.625%		5.61%

0%	3.625%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.625%	-1.38%	-4.39%
- 10%	3.625%	-6.38%	-9.39%
- 20%	3.625%	-16.38%	-19.39%
- 30%	3.625%	-26.38%	-29.39%
- 40%	N/A	-36.38%	-39.39%
- 50%	N/A	-46.38%	-49.39%
- 60%	N/A	-56.38%	-59.39%
- 70%	N/A	-66.38%	-69.39%
- 80%	N/A	-76.38%	-79.39%
- 90%	N/A	-86.38%	-89.39%
- 100%	N/A	-96.38%	-99.39%

FWP-23

Sara Lee Corporation

According to publicly available information, Sara Lee Corporation (the “Company”) was organized in Baltimore, Maryland in 1939 as the C.D. Kenny Company and adopted its current name in 1985. Company’s principal executive offices are located in Downers Grove, Illinois.

Company’s operations are organized around six business segments—North American Retail Meats, North American Retail Bakery, Foodservice, International Beverage, International Bakery, and Household and Body Care.

The linked share’s SEC file number is 001-03344.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$20.27	$15.59	$19.14
March 31, 2003	$19.64	$15.47	$15.90
June 30, 2003	$17.02	$13.82	$15.99
September 30, 2003	$16.92	$15.49	$15.64
December 31, 2003	$18.52	$15.67	$18.49
March 31, 2004	$19.39	$17.18	$18.62
June 30, 2004	$20.23	$18.51	$19.58
September 30, 2004	$19.83	$17.65	$19.47
December 31, 2004	$20.86	$18.82	$20.56
March 31, 2005	$21.29	$17.84	$18.87
June 30, 2005	$19.00	$16.39	$16.87
September 30, 2005	$17.84	$15.84	$16.14
December 30, 2005	$16.38	$14.78	$16.10
March 31, 2006	$16.27	$14.76	$15.23
June 30, 2006	$16.03	$13.53	$13.64
September 29, 2006	$16.17	$13.61	$16.07
December 29, 2006	$17.23	$16.00	$17.03
March 30, 2007	$17.49	$16.17	$16.92
June 29, 2007	$18.15	$16.33	$17.40
September 28, 2007	$17.54	$14.75	$16.69
December 31, 2007	$16.95	$15.67	$16.06
March 31, 2008	$16.08	$12.32	$13.98
June 30, 2008	$14.98	$12.12	$12.25
September 30, 2008	$15.06	$12.05	$12.63
December 12, 2008	$13.55	$7.76	$9.50

*	High, low and closing prices are for the period starting October 1, 2008 and ending December 12, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLE

Initial price: $9.50

Protection level: 70.00%

Protection price: $6.65

Physical delivery amount: 105($1,000/Initial price)

Fractional shares: 0.263158

Coupon: 19.00% per annum

Maturity: March 24, 2009

Dividend yield: 4.59% per annum

Coupon amount monthly: $15.83

FWP-24

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.750%		101.15%
+ 90%	4.750%		91.15%
+ 80%	4.750%		81.15%
+ 70%	4.750%		71.15%
+ 60%	4.750%		61.15%
+ 50%	4.750%		51.15%
+ 40%	4.750%		41.15%
+ 30%	4.750%		31.15%
+ 20%	4.750%		21.15%
+ 10%	4.750%		11.15%
+ 5%	4.750%		6.15%

0%	4.750%		1.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.750%	-0.25%	-3.85%
- 10%	4.750%	-5.25%	-8.85%
- 20%	4.750%	-15.25%	-18.85%
- 30%	4.750%	-25.25%	-28.85%
- 40%	N/A	-35.25%	-38.85%
- 50%	N/A	-45.25%	-48.85%
- 60%	N/A	-55.25%	-58.85%
- 70%	N/A	-65.25%	-68.85%
- 80%	N/A	-75.25%	-78.85%
- 90%	N/A	-85.25%	-88.85%
- 100%	N/A	-95.25%	-98.85%

FWP-25